UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2023

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Trademark Drive #108

Reno, Nevada 89521

(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Global Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

On March 5, 2023, Dragonfly Energy Holdings Corp. (the “Company”) issued an unsecured promissory note (the “Note”) in the principal amount of $1,000,000 (the “Principal Amount”) to Brian Nelson, a director of the Company (the “Holder”), in a private placement in exchange for cash in an equal amount (the “Private Placement”). The Company intends to use the proceeds of the Private Placement for working capital and general corporate purposes.

The Note becomes due and payable in full on April 1, 2023 (the “Maturity Date”). The Company is also obligated to pay $100,000 (the “Loan Fee”) to the Holder on April 4, 2023 (the “Loan Fee Payment Date”). If the Company does not pay the Loan Fee by the Loan Fee Payment Date, an additional $100,000 will accrue in full on April 5, 2023 (the “Penalty Fee”). In addition, for so long as the Principal Amount, the Loan Fee and the Penalty Fee remain outstanding, an additional $100,000 will accrue in full on May 3, 2023. If the balance of the Note, including the outstanding Principal Amount and all accrued but unpaid fees, charges and expenses under the Note, has not been fully repaid by June 1, 2023, the Company will have the option to repay the balance with any combination of cash and shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). If the Company opts to repay the balance of the Note with shares of Common Stock, the amount of shares to be issued will be calculated at a price per share equal to the consolidated closing bid price of the Common Stock as reported by The Nasdaq Global Market (“Nasdaq”) on the date immediately prior to payment; however, such price will not be less than $4.18 per share.

The Note contains customary events of default, including nonpayment of any amounts under the Note when due, upon which the payment of the Principal Amount, the Loan Fee and any other unpaid fees, expenses or other charges may be accelerated. The Company may, at any time, prepay the amount due under the Note without premium or penalty. In addition, the Company is obligated to repay all outstanding obligations under the Note within one business day upon the occurrence of a Change of Control (as defined in the Note) of the Company.

The Holder has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration afforded by Section 4(2) of the Securities Act in connection with the issuance of the Note.

The foregoing summary is qualified in its entirety by reference to the full text of the Note, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description
4.1	Promissory Note of the Company, dated March 5, 2023.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Date: March 9, 2023	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	President and Chief Executive Officer